PFF BANCORP TO PRESENT AT SANDLER O'NEILL

WEST COAST FINANCIAL

SERVICES CONFERENCE ON MARCH 10, 2005

POMONA, Calif., March 4, 2005 (PRNewswire-FirstCall) - Larry M. Rinehart President /CEO of PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., will be participating as a panelist at the Sandler O'Neill West Coast Financial Services conference on Thursday, March 10, 2005 at 10:20 a.m. PST. This presentation can be accessed telephonically by dialing (800) 239-8730 and referencing Sandler O'Neill Conference-Session 1. A webcast can be accessed live through www.sandleroneill.com and will be available at that site for 30 days after the event, beginning March 11, 2005. The Company will be refreshing its December 31, 2004 Investor update slides to reflect recently published regional economic data as well as the three for two stock split paid in the form of a stock dividend on March 3, 2005. The updated slides can be found on the Investor Relations portion of the PFF Bank & Trust web site at www.pffbank.com beginning March 10, 2005.

SOURCE: PFF Bancorp, Inc.

CONTACT: PFF Bancorp, Inc., Pomona

Larry M. Rinehart or Gregory C. Talbott, 909-623-2323